Exhibit 99.1

Talis Biomedical Announces Second Quarter 2023 Financial Results and Business Update

Conference call and webcast today at 4:30pm Eastern/1:30pm Pacific

REDWOOD CITY, Calif. – August 10, 2023 – Talis Biomedical Corporation (Nasdaq: TLIS), a diagnostic company dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care, today reported financial results for the second quarter ended June 30, 2023, and provided a business update.

Recent Business Highlights

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Initiated clinical study to support COVID-19 510(k) submission for clearance of the Talis One® system
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Presented positive data at the Infectious Disease Society for Obstetrics and Gynecology (IDSOG) annual meeting differentiating the planned Talis One test menu
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Development-stage chlamydia, gonorrhea and trichomonas (CT/NG/TV) assay demonstrated clinical performance comparable to widely used on-market molecular tests in less than 30 minutes
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Established ability to effectively lyse multiple Candida species in under four minutes on the Talis One system, positioning the Company to develop a point-of-care vaginal infection panel
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Appointed diagnostic industry veterans, Dr. Heiner Dreismann to the Talis Biomedical Board of Directors and Dr. Andrew Lukowiak as president and chief scientific officer
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Delivered 53% improvement in year-to-date net cash used in operating activities year-over-year to support cash runway into 2025

“During the second quarter, we made important progress across our strategic priorities to develop and deliver a targeted menu of infectious disease tests that women’s and sexual health providers are seeking at the point of care,” said Rob Kelley, chief executive officer of Talis Biomedical. “With the data we are generating, our focused execution and healthy cash position, it is our plan to secure regulatory clearance for three test panels by the end of 2025. We are excited for the opportunity to capture this large and growing market and to make a meaningful impact on the delivery of timely and accurate patient care.”

Second Quarter 2023 Financial Results

Revenue was $0.6 million for the second quarter of 2023, which includes $0.5 million of NIH grant revenue. Revenue was $0.6 million for the same period in 2022.

Operating expenses were $17.0 million in the second quarter of 2023, compared to $27.8 million for the same period in 2022. The decrease was primarily driven by lower investments in raw card inventory and manufacturing as well as the realization of benefits from the spending reduction measures implemented during 2022.

Net loss was $15.0 million for the second quarter of 2023, compared to $27.0 million for the same period in 2022.

Cash and Liquidity

Unrestricted cash and cash equivalents as of June 30, 2023, were $98.2 million.

Net cash used in operating activities for the six months ended June 30, 2023 was $30.7 million, as compared to $65.8 million in the same period of 2022. This decrease was primarily driven by lower headcount costs from the Company’s spending reduction program as well as declines in payments for raw card inventory and manufacturing investments.

To support long-term financial objectives, the Company recently reduced its Redwood City, California office and lab space by two-thirds. The Company expects approximately $9 million of cash savings over the life of the lease.

About the Talis One System

The Talis One system is a compact, sample-to-answer molecular testing platform designed to enable rapid, highly accurate point-of care infectious disease testing in non-laboratory settings. The Talis One test cartridge is a fully self-contained, closed device that includes all the necessary reagents to perform a Talis One test. When loaded into the Talis One instrument, each cartridge fully automates sample lysis, nucleic acid extraction and purification, isothermal amplification, and target detection. The Talis One test system is not authorized, cleared, or approved by the FDA and is not available for sale.

About Talis Biomedical

Talis Biomedical is dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care. The Company plans to develop and commercialize innovative products on its sample-to-answer Talis One® system to enable accurate, low cost, and rapid molecular testing. For more information, visit talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “would,” “should,” “believe,” “expect,” “anticipate,” “could,” “estimate,” “continue,” “predict,” “potential,” “forecast,” “project,” “plan,” “intend” or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our plans to advance our pipeline, including the plans to develop Talis One assays in the women’s and sexual health markets; the size and potential of our opportunity in the women’s and sexual health markets; our ability to capitalize on any competitive advantages; our ability to position the Company to provide durable value to our shareholders; the benefits of our regulatory strategy; our future revenue growth and profit margins; and our ability to lower our cash burn, extend operations and extend our cash runway. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: risks and uncertainties associated with development and regulatory approval, the impact to our business from global and regional economic conditions, including as a result of government policies, war, terrorism, natural disasters, public health issues and inflationary pressures and any related impact on our ability to develop our pipeline products, our ability to achieve or sustain profitability, our ability to launch and gain market acceptance for our pipeline products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing, capacity constraints or delays in production of our products, product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407

Talis Biomedical Corporation

Condensed Balance Sheets

(in thousands)

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 98,200	$ 130,191
Restricted cash	1,010	—
Accounts receivable, net	532	308
Prepaid expenses and other current assets	2,223	2,783
Total current assets	101,965	133,282
Property and equipment, net	3,539	3,312
Operating lease right-of-use-assets	16,030	30,920
Other long-term assets	1,542	1,776
Total assets	$ 123,076	$ 169,290
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 2,491	$ 3,768
Accrued compensation	3,097	4,212
Accrued liabilities	938	989
Operating lease liabilities, current portion	2,736	3,703
Total current liabilities	9,262	12,672
Operating lease liabilities, long-term portion	17,648	29,879
Total liabilities	$ 26,910	$ 42,551
Stockholders’ equity:
Series 1 convertible preferred stock	3	3
Common Stock	—	—
Additional paid-in capital	606,982	604,690
Accumulated deficit	(510,819)	(477,954)
Total stockholders’ equity	96,166	126,739
Total liabilities and stockholders’ equity	$ 123,076	$ 169,290

Talis Biomedical Corporation

Condensed Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Grant revenue	$ 533	$ 70	$ 1,614	$ 944
Product revenue, net	48	502	185	2,815
Total revenue, net	581	572	1,799	3,759
Operating expenses:
Cost of products sold	7	1,302	27	4,823
Research and development	10,555	17,365	24,351	38,068
Selling, general and administrative	6,410	9,178	12,809	21,108
Total operating expenses	16,972	27,845	37,187	63,999
Loss from operations	(16,391)	(27,273)	(35,388)	(60,240)
Other income, net	1,357	262	2,523	178
Net loss and comprehensive loss	$ (15,034)	$ (27,011)	$ (32,865)	$ (60,062)
Net loss per share, basic and diluted	$ (8.27)	$ (15.01)	$ (18.11)	$ (33.47)
Weighted average shares used in the calculation of net loss per share, basic and diluted	1,817,288	1,799,559	1,814,994	1,794,463